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                                                                  EXHIBIT 99.1.7

                              SYBARI SOFTWARE INC.

                               353 Larkfield Road
                         East Northport, New York 11731

                                            April 21, 2004

To the Holders of Series A Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock of Sybari Software Inc.:

      We refer you to (i) the Securities Purchase and Redemption Agreement, dated as of March 30, 2001 (the "Agreement"), by and among Sybari Software Inc., a New York corporation (the "Company"), each of Robert A. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick FitzMaurice (each a "Principal Shareholder," and collectively the "Principal Shareholders") and the purchasers named in Schedule 1.1 of the Agreement (the "Investors"), as amended by that certain letter agreement (the "Letter Agreement"), dated as of May 25, 2001, by and among the Company, the Principal Shareholders and the Investors, as further amended by that certain Amendment to Securities Purchase and Redemption Agreement and Subordinated Debentures, dated as of May 29, 2002 (the "May 2002 Amendment"), by and among the Company, the Principal Shareholders and the Investors, as further amended by that certain Amendment to Securities Purchase and Redemption Agreement, dated as of June 16, 2003 (the "June 2003 Amendment"), by and among the Company, the Principal Shareholders and the Investors, and as further amended by that certain Amendment to Securities Purchase and Redemption Agreement and Subordinated Debentures, dated as of December 23, 2003, by and among the Company, the Principal Shareholders and the Investors, (ii) the Shareholders' Agreement, dated as of March 30, 2001 (the "Shareholders' Agreement"), by and among the Company, the Principal Shareholders, the Investors, and certain other holders of common stock, par value $0.01 per share (the "Common Stock"), of the Company, as amended by the Letter Agreement, and as further amended by that certain Amendment to Shareholders' Agreement, dated as of January 15, 2004, by and among the Company, the Principal Shareholders and the Investors, (iii) the Registration Rights Agreement, dated as of March 30, 2001 (the "Registration Rights Agreement"), by and among the Company, the Principal Shareholders, the Investors and certain other shareholders of the Company party thereto, (iv) the Redemption Agreement, dated as of March 30, 2001 (the "Redemption Agreement"), by and among the Company and the Investors, as amended by the Letter Agreement, and (v) the Subordinated Debentures (the "Debentures") that were issued in connection with the Agreement to certain of the Investors, as amended by the May 2002 Amendment. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

      It is contemplated that the Company will enter into a merger (the "Reincorporation Merger") pursuant to which the Company will merge with and into Sybari Software, Inc., a Delaware corporation ("Sybari Delaware"),

      The Company and each of the Principal Shareholders hereby agree with you as follows:

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FIRST: Upon delivery of a written consent authorizing the consummation of the
Reincorporation Merger, each of the Investors acknowledges and agrees that (i) such consent shall constitute approval of the Reincorporation Merger in accordance with the provisions of Article IV, Section C(7) of the Certificate of Incorporation of the Company, and (ii) such consent shall constitute an acknowledgment that the consummation of the Reincorporation Merger shall not be deemed to be a breach of the affirmative and negative covenants of the Company contained in Sections 3.6 and 4.4 of the Agreement for purposes of the Agreement and each of the Related Agreements.

SECOND: Immediately following the consummation of the Reincorporation Merger, all references in the Agreement to the term "Company," shall be deemed to be, as of the effective date of the Reincorporation Merger, references to Sybari Delaware.

THIRD: Immediately following the consummation of the Reincorporation Merger, all references in the Shareholders' Agreement to the terms "Company," "Common Stock," "Series A Preferred Stock," "Series B Preferred Stock," "Shares" and similar terms relating to equity securities of the Company, shall be deemed to be, as of the effective date of the Reincorporation Merger, references to Sybari Delaware and its respective equity securities. All references to the terms "shareholder" and "shareholders" shall be deemed to be, as of the effective date of the Reincorporation Merger, references to "stockholder" and "stockholders," respectively.

FOURTH: Immediately following the consummation of the Reincorporation Merger, all references in the Registration Rights Agreement to the terms "Company," "Common Stock," "Series A Preferred Stock," "Series B Preferred Stock," "Registrable Securities" and similar terms relating to equity securities of the Company, shall be deemed to be, as of the effective date of the Reincorporation Merger, references to Sybari Delaware and its respective equity securities.

FIFTH: Immediately following the consummation of the Reincorporation Merger, all references in the Redemption Agreement to the terms "Company," "Common Stock," "Series A Preferred Stock," "Series B Preferred Stock," "Shares" and similar terms relating to equity securities of the Company, shall be deemed to be, as of the effective date of the Reincorporation Merger, references to Sybari Delaware and its respective equity securities.

SIXTH: Immediately following the consummation of the Reincorporation Merger, all references in the Debentures to the terms "Company," "Common Stock," "Series A Preferred Stock," "Series B Preferred Stock," "Shares" and similar terms relating to equity securities of the Company, shall be deemed to be, as of the effective date of the Reincorporation Merger, references to Sybari Delaware and its respective equity securities.

SEVENTH: Except as amended by this letter agreement, it is expressly acknowledged and understood that this letter agreement shall not be construed to alter any other provisions in the Agreement, the Shareholders' Agreement, the Registration Rights Agreement, the Redemption Agreement or the Debentures. Except as amended by this letter agreement, all of the provisions of the Agreement, the Shareholders' Agreement, the Registration Rights Agreement, the

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Redemption Agreement and the Debentures shall remain in full force and effect from and after the date hereof.

EIGHTH: This letter agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same instrument. One or more copies of this letter agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                  [Remainder of Page Intentionally Left Blank]

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      IN WITNESS WHEREOF, the parties have caused this letter agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

                                     COMPANY:

                                     SYBARI SOFTWARE INC., a New York
                                     corporation

                                     By: /s/ Robert Wallace
                                         ---------------------------------------
                                         Name: Robert Wallace
                                         Title: CEO

                                     SYBARI SOFTWARE, INC., a Delaware
                                     corporation

                                     By: /s/ Robert Wallace
                                         ---------------------------------------
                                         Name: Robert Wallace
                                         Title: CEO

                                     PRINCIPAL SHAREHOLDERS:

                                     /s/ Robert G. Wallace
                                     -------------------------------------------
                                     Robert G. Wallace

                                     /s/ Tobias Berman
                                     -------------------------------------------
                                     Tobias Berman

                                     /s/ Gregory A. Tetrault
                                     -------------------------------------------
                                     Gregory A. Tetrault

                                     /s/ Patrick A. FitzMaurice
                                     -------------------------------------------
                                     Patrick A. FitzMaurice

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ACKNOWLEDGED AND AGREED:

Summit Ventures V, L.P.

By: Summit Partners V, L.P.
    Its General Partner

    By: Summit Partners, LLC
        Its General Partner

    By: /s/ Tom Roberts
        ----------------------------
        Member

Summit V Companion Fund, L.P.

By: Summit Partners V, L.P.
    Its General Partner

    By: Summit Partners, LLC
        Its General Partner

    By: /s/ Tom Roberts
        ----------------------------
        Member

Summit V Advisors Fund, L.P.

By: Summit Partners, LLC
    Its General Partner

    By: /s/ Tom Roberts
        ----------------------------
        Member

Summit V Advisors Fund (QP), L.P.

By: Summit Partners, LLC
    Its General Partner

    By: /s/ Tom Roberts
        ----------------------------
        Member

Summit Subordinated Debt Fund II, L.P.

By: Summit Partners SD II, LLC
    Its General Partner

    By: /s/ Tom Roberts
        ----------------------------
        Member

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Summit Investors III, L.P.

By: /s/ Tom Roberts
    ----------------------------
    General Partner